EXHIBIT 10.1

NEW ENGLAND BUSINESS SERVICE, INC.

AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT

As of January 20, 2004

The Prudential Insurance Company of America
1114 Avenue of the Americas, 30th Floor
New York, NY 10036

Ladies and Gentlemen:

New England Business Service, Inc. (hereinafter, the "Company"), together with its successors and assigns, agrees with you as follows:

1. PRELIMINARY STATEMENTS.

        The Company issued and sold $50,000,000 aggregate principal amount of its 7.23% Senior Notes due November 9, 2008 (the “Notes”, as they may be amended, restated or otherwise modified from time to time), pursuant to that certain Note Purchase Agreement, dated as of November 9, 2001 (as in effect immediately prior to giving effect to the amendments provided for by this Amendment Agreement (as hereinafter defined), the “Existing Note Agreement”, and as amended hereby, the “Note Purchase Agreement”). The register for the registration and transfer of the Notes indicates that you are currently the holder of the entire outstanding principal amount of the Notes.

2. DEFINED TERMS.

        Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the

Existing Note Agreement.

3. AMENDMENTS.

        Subject to Section 5, the Existing Note Agreement is amended as provided for by this Amendment No. 1 to Note Purchase Agreement (the “Amendment Agreement”) as follows:

    (a)        SCHEDULE B, Definition of Bank Agreement. The definition of Bank Agreement in Schedule B to the Existing Note Agreement shall be and is hereby amended and restated in its entirety to read as follow:

“Bank Agreement” means that certain Second Amended and Restated Revolving Credit Agreement, dated as of July 13, 2001, between the Company and Fleet National Bank, as agent for the Bank Group, as amended, restated, supplemented or replaced from time to time (so long as each lender (or each lender’s agent on behalf of such lender) thereunder is a party to the Intercreditor Agreement).

    (b)        SCHEDULE B, Definition of Priority Debt. The definition of Priority Debt in Schedule B to the Existing Note Agreement shall be and is hereby amended and restated in its entirety to read as follows:

        “Priority Debt” means, at any time, without duplication, the sum of:

(a) Debt of the Company and any Subsidiary secured by Permitted Liens (other than Liens arising from Section 7 of the Bank Guaranty); and

    (b)        all Debt of Subsidiaries (other than (i) Debt held by the Company or a Wholly-Owned Subsidiary thereof, and (ii) Debt of any Subsidiary consisting of Guaranties if, and only so long as, there shall be outstanding a Guaranty by such Subsidiary of all obligations of the Company hereunder and under the Notes).

    (c)        SCHEDULE B, Definition of Intercreditor Agreement. The definition of Intercreditor Agreement in Schedule B to the Existing Note Agreement shall be and is hereby amended and restated in its entirety to read as follows:

“Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement, dated as of January 20, 2004, among the Purchasers, Fleet National Bank and the holders of the 5.62% Senior Notes, substantially in the form of Exhibit 4.12 to the 2004 Note Agreement.

(d) SCHEDULE B, Definition of 5.62% Senior Notes. The following definition of 5.62% Senior Notes is hereby added to Schedule B of the Existing Note Agreement in the proper alphabetical order:

“5.62% Senior Notes” means the Company’s 5.62% Senior Notes due January 20, 2014, issued pursuant to the 2004 Note Agreement.

(e) SCHEDULE B, Definition of 2004 Note Agreement. The following definition of 2004 Note Agreement is hereby added to Schedule B of the Existing Note Agreement in the proper alphabetical order:

“2004 Note Agreement” means that certain Note Purchase Agreement, dated as of January 20, 2004, among the Company and the purchasers set forth on Schedule A attached thereto, providing for the issuance and sale by the Company of the 5.62% Senior Notes.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        To induce you to enter into this Amendment Agreement and to consent to the amendments to the Exiting Note Agreement affected hereby (the “Amendments”), the Company represents and warrants as follows:

4.1. Reaffirmation of Representations and Warranties; Subsidiary Guarantors.

        All of the representations and warranties contained in Section 5 of the Note Purchase Agreement were true and correct at and as of the date made. Except to the extent of changes resulting from transactions contemplated or permitted by the Note Purchase Agreement, changes occurring in the ordinary course of business (which changes, either singly or in the aggregate, have not been materially adverse) and to the extent that such representations and warranties relate expressly to an earlier date and after giving effect to the provisions hereof, such representations and warranties, after giving effect to this Amendment Agreement, are also correct at and as of the date hereof. Each Subsidiary Guarantor which delivered a Subsidiary Guaranty shall have executed and delivered to you the Consent and Reaffirmation attached hereto as Exhibit A.

4.2. Organization, Power and Authority, etc.

        The Company is a corporation duly incorporated and validly existing in good standing under the laws of Delaware and has all requisite corporate power and authority to enter into and perform its obligations under this Amendment Agreement.

4.3. Legal Validity.

        The execution and delivery of this Amendment Agreement by the Company and compliance by the Company with its obligations hereunder: (a) are within the corporate powers of the Company; and (b) are legal and do not conflict with, result in any breach of, constitute a default under, or result in the creation of any Lien upon any property of the Company under the provisions of: (i) any charter instrument or bylaw to which the Company is a party or by which the Company or any of its property may be bound; (ii) any order, judgment, decree or ruling of any court, arbitrator or governmental authority applicable to either the Company or its property; or (iii) any agreement or instrument to which the Company is a party or by which the Company or any of its property may be bound or any statute or other rule or regulation of any governmental authority applicable to the Company or its property, except where such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect.

        This Amendment Agreement has been duly authorized by all necessary action on the part of the Company, has been executed and delivered by a duly authorized officer of the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except that enforceability may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors’ rights generally and subject to the availability of equitable remedies.

4.4. No Defaults.

        No event has occurred and no condition exists that, upon the execution and delivery of this Amendment Agreement, would constitute a Default or an Event of Default.

5. EFFECTIVENESS OF AMENDMENTS.

        The Amendments shall become effective as of the first date written above (the “Effective Date”) upon receipt by the Company of the written consent of the Required Holders.

6. EXPENSES.

        Whether or not the Amendments become effective, the Company will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating to this Amendment Agreement, including, but not limited to, the reasonable fees of your special counsel, Bingham McCutchen LLP, incurred in connection with the preparation, negotiation and delivery of the Amendment Agreement and any other documents related thereto. Nothing in this Section shall limit the Company’s obligations pursuant to Section 15 of the Existing Note Agreement.

7. MISCELLANEOUS.

7.1. Part of Existing Note Agreement; Future References, etc.

This Amendment Agreement shall be construed in connection with and as a part of the Existing Note Agreement and, except as expressly amended by this Amendment Agreement, all terms, conditions and covenants contained in the Existing Note Agreement are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment Agreement may refer to the Existing Note Agreement without making specific reference to this Amendment Agreement, but nevertheless all such references shall include this Amendment Agreement unless the context otherwise requires.

7.2. Counterparts.

This Amendment Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

7.3. Governing Law.

THIS AMENDMENT AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN NEW YORK.

[Remainder of page intentionally left blank. Next page is signature page.]

        If you are in agreement with the foregoing, please so indicate by signing the acceptance below on the accompanying counterpart of this agreement and returning it to the Company, whereupon it will become a binding agreement among you and the Company.

NEW ENGLAND BUSINESS SERVICE, INC.
By: /s/ Daniel M. Junius Name: Daniel M. Junius Title: Executive Vice President, Chief Financial Officer and Treasurer

        The foregoing Amendment Agreement is hereby accepted as of the date first above written.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
By: /s/ Kevin Kraska Name: Kevin Kraska Title: Vice President

EXHIBIT A

CONSENT AND REAFFIRMATION

Each of the undersigned (the "Subsidiary Guarantors") hereby (i) acknowledges receipt of a copy of the foregoing Amendment No. 1 to Note Purchase Agreement (the "First Amendment"); (ii) consents to the Company's execution and delivery thereof; (iii) agrees to be bound thereby; and (iv) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the obligations of the Company to the holders of the Notes pursuant to the terms of those certain Subsidiary Guaranties, entered into by the Subsidiary Guarantors pursuant to the terms of the Note Purchase Agreement (collectively, the "Guaranty"), and (v) reaffirms that the Guaranty is and shall continue to remain in full force and effect. Although each of the Subsidiary Guarantors has been informed of the matters set forth herein and in the First Amendment and has acknowledged and agreed to same, such Subsidiary Guarantors understand that the holders of the Notes have no obligation to inform any of the Subsidiary Guarantors of such matters in the future or to seek any of the Subsidiary Guarantors' acknowledgment or agreement to future amendments or waivers, and nothing herein shall create such a duty. In witness whereof, each of the undersigned has executed this Consent and Reaffirmation on and as of the date of such First Amendment.

CHISWICK, INC.
MASS DISTRIBUTION, INC.
MCBEE SYSTEMS, INC.
NEBS INTERACTIVE, INC.
PREMIUMWEAR, INC.
PWI HOLDINGS, INC.
RAPIDFORMS, INC.
RUSSELL & MILLER, INC.
SAFEGUARD BUSINESS SYSTEMS, INC.
STEPHEN FOSSLER COMPANY
VERIPACK, INC. (f/k/a VERIPACK.COM,
  INC.)

By:/s/ Daniel M. Junius Name: Daniel M. Junius Title: Treasurer

CHISWICK TRUST
Richard T. Riley, Daniel M. Junius and Craig Barrows, as
Trustees under Declaration of Trust of Trust of Chiswick
Trust dated September 15, 1999 and filed with the Secretary
of the Commonwealth of Massachusetts on September 17, 1999,
and not individually
By:/s/ Richard T. Riley Name: Richard T. Riley, as trustee under said Declaration of Trust and not individually
By:/s/ Daniel M. Junius Name: Daniel M. Junius, as trustee under said Declaration of Trust and not individually
By:/s/ Craig Barrows Name: Craig Barrows, as trustee under said Declaration of Trust and not individually